EXHIBIT 23.2


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                            [Letterhead of BKD, LLP]


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Harvard Savings, MHC
Harvard, Illinois

We hereby consent to the use in this Registration Statement on Form S-1 and the Application for Conversion of our report dated May 26, 2009, except for Notes 20, 21 and 22 as to which the date is December 23, 2009, relating to the financial statements of Harvard Savings, MHC, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ BKD, LLP

Decatur, Illinois
December 23, 2009